Joint Filers’ Signatures

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS, L.P.

By:	Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, its manager

By: /s/ Blair Flicker Date: November 17, 2014

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By:	Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, its manager

By: /s/ Blair Flicker Date: November 17, 2014

INSIGHT VENTURE PARTNERS V COINVESTMENT FUND, L.P.

By:	Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, its manager

By: /s/ Blair Flicker Date: November 17, 2014

INSIGHT VENTURE ASSOCIATES V, L.L.C.

By:	Insight Holdings Group, LLC, its manager

By: /s/ Blair Flicker Date: November 17, 2014

INSIGHT HOLDINGS GROUP, LLC

By: /s/ Blair Flicker Date: November 17, 2014